EXHIBIT 24. 1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints VINCENT J. DELIE, JR., President and Chief Executive Officer and a Director of F.N.B. Corporation, a Florida corporation (the “Company”), and VINCENT J. CALABRESE, JR., Chief Financial Officer of the Company, and each or either of them, as such undersigned person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such undersigned person and in his or her name, place and stead, in any and all capacities, to sign the Company’s Registration Statement on Form S-3 for the registration of an indeterminate amount of securities of the Company and any and all amendments (including post-effective amendments) to such registration statement (and any registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 15th day of March, 2012.

/s/ William B. Campbell William B. Campbell Director	/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr. President and Chief Executive Officer and a Director (principal executive officer)

/s/ Philip E. Gingerich Philip E. Gingerich Director	/s/ Robert B. Goldstein Robert B. Goldstein Director

/s/ Stephen J. Gurgovits Stephen J. Gurgovits Chairman of the Board and a Director	Dawne S. Hickton Director

/s/ David J. Malone David J. Malone Director	/s/ D. Stephen Martz D. Stephen Martz Director

/s/ Robert J. McCarthy, Jr. Robert J. McCarthy, Jr. Director	Harry F. Radcliffe Director

/s/ Arthur J. Rooney, II Arthur J. Rooney, II Director	/s/ John W. Rose John W. Rose Director

/s/ Stanton R. Sheetz Stanton R. Sheetz Director	/s/ William J. Strimbu William J. Strimbu Director

/s/ Eric J. Wahl, Jr. Eric J. Wahl, Jr. Director	/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr. Chief Financial Officer (principal financial officer)

/s/ Timothy G. Rubritz Timothy G. Rubritz Corporate Controller and Senior Vice President (principal accounting officer)

[Page 2 of Power of Attorney dated March 15, 2012]